Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 19, 2019, with respect to the consolidated financial statements included in the Annual Report of Restoration Robotics, Inc. on Form 10-K for the year ended December 31, 2018. We consent to the incorporation by reference of said report in the Registration Statements of Restoration Robotics, Inc. on Form S-8 (File No. 333-223448 and File No. 333-220993) and Form S-3 (File No. 333-228562).

/s/ GRANT THORNTON LLP

Denver, Colorado

March 20, 2019

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd